UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2013

ENERGY TODAY, INC.
(Exact name of registrant as specified in its charter)

Texas	333-170578	61-155055
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

373 South Willow Street #254 Manchester, New Hampshire	03103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 425-8933

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 25, 2013, Energy Today, Inc. (“Energy Today” or the “Company”) entered into a Purchase Agreement (“Purchase Agreement”) with V.V. Yurchak to purchase 100% of the equity interest of AFON 2010 Ltd., a limited liability company organized under the laws of Ukraine (“AFON”). The Purchase Agreement provides that Energy Today will purchase 100% of the equity interest in AFON for the purchase price of 2,666,000 shares of common stock of Energy Today. V.V. Yurchak is the owner of 100% of the common stock of AFON.

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 22, 2013, Energy Today completed the acquisition of 100% of the equity interest of AFON pursuant to the Purchase Agreement. There is no relationship between Energy Today and V.V. Yurchak.

Item 3.02 Unregistered Sales of Equity Securities

On August 5, 2013, Energy Today issued 2,666,000 shares of stock to V.V. Yurchak pursuant to the Purchase Agreement as consideration for 100% of the common stock of AFON.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2014
Energy Today, Inc.

	By:	/s/ M. Thomas Makmann
M. Thomas Makmann
Chief Executive Officer